                                                               EXHIBIT 3(b)

                                     BYLAWS
                                       OF
                             CREDIT CONCEPTS, INC.


ARTICLE 1.  SHAREHOLDERS

     1.1 ANNUAL SHAREHOLDERS' MEETING. The annual meeting of shareholders shall be held within 90 days of the close of the Corporation's fiscal year, at a time and date as is determined by the Corporation's Board of Directors for the purpose of electing directors and for the transaction of such other business as may come before the meeting.

     If the election of directors shall not be held within the time designated herein for any annual meeting of the shareholders, or at any subsequent continuation after adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as convenient.

     1.2 SPECIAL SHAREHOLDERS' MEETINGS. Special meetings of the shareholders, for any purpose or purposes, described in the meeting notice, may be called by the president, the secretary, or by the Board of Directors, and shall be called by the president at the request of the holders of not less than one-tenth of all outstanding votes of the Corporation entitled to be cast on any issue at the meeting.

     1.3 PLACE OF SHAREHOLDERS' MEETING. The Board of Directors may designate any place within the county in Oregon where the Corporation has its principal office as the place of meeting for any annual or special meeting of the shareholders, unless all the shareholders entitled to vote at the meeting agree by written consents (which may be in the form of waiver of notice or otherwise) to another location, which may be either within or without the state of Oregon. If no designation is made, the place of meeting shall be the principal office of the Corporation in the state of Oregon.

     1.4  NOTICE OF SHAREHOLDERS' MEETING

     1.4.1 REQUIRED NOTICE. Written or printed notice of a meeting shall state the date, time and place of the meeting, and may state the manner in which a shareholder may participate by telephone. In case of a special meeting, the purpose or purposes for which the meeting is called shall be stated. Notice shall be given not earlier than 60 days nor less than 10 days before the meeting date, and may be given personally, by mail, or by telephone facsimile, by or at the direction of the president, the secretary, the Board of Directors or the persons calling the meeting, to each shareholder of record entitled to receive notice of the meeting. The notice is effective when mailed, if it is mailed postpaid and is correctly addressed to the shareholder's address shown in the Corporation's current record of shareholders, or when sent, if sent by telephone facsimile to the shareholder's facsimile number shown in the Corporation's current record of shareholders.

     1.4.2 ADJOURNED MEETING. When a meeting is adjourned for more than 120 days after the date fixed for the original meeting, or when a redetermination of the persons entitled to receive notice of the adjourned meeting is required by law, notice of the adjourned meeting shall be given in the same manner as required for an original meeting. In all other cases no notice of the adjournment or of the business to be transacted at the adjourned meeting need be given other than by announcement at the original meeting before adjournment.

     1.5  QUORUM.

     1.5.1 A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business at any shareholders' meeting. If a person attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened, the shares held by that person or represented by proxy given to that person shall not be included for purposes of determining whether a quorum is present. Once a share is represented for any purpose at a meeting, other than for the purpose of objecting as provided above, it is deemed present for quorum purposes for the remainder of the meeting and any adjournment thereof, unless a new record date is or must be set for the adjourned meeting. The persons present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough persons to leave less than a quorum.

     1.5.2 In the absence of a quorum, a majority of the shares represented in person or by proxy may adjourn the meeting from time to time until a quorum shall attend. Any business which might have been transacted at the original meeting may be transacted at the adjourned meeting if a quorum exists.

     1.6 PROXIES. At all meetings of shareholders, a shareholder may vote in person or by a proxy that is executed in writing by the shareholder or that is executed by the shareholder's duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the Corporation or other person authorized to tabulate votes before or at the time of the meeting. No proxy shall be valid after 11 months from the date of its execution unless otherwise provided in the proxy.

     1.7 SHAREHOLDERS OF RECORD. The persons entitled to receive notice of or to vote at any shareholders' meeting shall be those persons designated as shareholders in the stock transfer books of the Corporation at the close of business on the date the notice is mailed or otherwise transmitted, or on such other date as determined in advance by the Board of Directors, which date shall be not more than 60 nor less than 10 days before the meeting.

     1.8  VOTING OF SHARES.

     1.8.1 Each shareholder shall be entitled to one vote on each matter submitted to a vote at a meeting of the shareholders for each share of voting stock standing in the name of the shareholder on the stock transfer books of the Corporation.

     1.8.2 Shares held in the name of another corporation may be voted by such officer, agent or proxy as the Bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

     1.8.3 Shares held by a personal representative, administrator, executor, guardian or conservator may be voted by that person, either in person or by proxy, without a transfer of such shares into the name of that person. Shares held in the name of a trustee may be voted by the trustee, either in person or by proxy, but no trustee shall be entitled to vote shares held by that trustee without a transfer of such shares into the names of the trustee.

     1.8.4 A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

     1.9 MAJORITY VOTE. When a quorum is present or represented at any meeting in person or by proxy and entitled to vote on the subject matter, action on any matter, other than the election of directors, is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the vote of a greater number is required by law, the Articles of Incorporation or these Bylaws, in which case the contrary provision shall be controlling.

     1.10 ACTION BY SHAREHOLDERS WITHOUT MEETING. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if one or more consents in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof and are delivered to the Corporation for inclusion in the minute book. If the act to be taken requires that notice be given to nonvoting shareholders, the Corporation shall give the nonvoting shareholders written notice of the proposed action at least 10 days before the action is taken, which notice shall contain or be accompanied by the same material that would have been required if a formal meeting had been called to consider the action. A consent signed under this section has the effect of a meeting vote and may be described as such in any document.

ARTICLE 2.     DIRECTORS

     2.1 NUMBER. The business and affairs of the Corporation shall be managed and controlled by a board of directors consisting of not less than one member. If only one director is provided for in these Bylaws, words in the plural shall include the singular. Each director shall hold office until the earlier of the following:

     2.1.1     That director's successor is elected;

     2.1.2     That director's death; or

     2.1.3 That director resigns or is removed in accordance with the provisions of these Bylaws.

     2.2 ELECTION OF DIRECTORS. Directors shall be nominated for and elected to numbered positions. Each share entitled to vote in the election shall have one vote for each numbered position. Voting shall not be cumulative. The director for each numbered position shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a shareholders' meeting at which a quorum is present. It is not necessary that directors be residents of the state of Oregon or shareholders of the Corporation.

     2.3 ANNUAL MEETINGS. A regular annual meeting of the Board of Directors shall be held without notice other than this Bylaw immediately after the adjournment of the annual meeting of the shareholders.

     2.4 SPECIAL MEETINGS. Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the president or by any director.

     2.5 PLACE OF MEETINGS. Meetings of the Board of Directors shall be at the Corporation's principal office or any other place designated by the Board of Directors. Meetings of the Board of Directors may be held by means of conference telephone or similar communications equipment by which all persons participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

     2.6 NOTICE OF SPECIAL MEETINGS. Special meetings of the Board of Directors may be called for any reasonable time by, or at the direction of, the president or any member of the Board of Directors. The special meeting must be preceded by at least two days' notice of the date, time and place of the meeting. Notice shall be given to each director by at least one of the following methods:

     2.6.1     ORAL NOTICE.  Oral notice is effective when communicated.

     2.6.2. Written Notice. Written notice is effective at the earliest of the following:

     (1)  When received;

     (2) Five days after its deposit in the United States mail, as evidenced by the postmark, if mailed postpaid and correctly addressed to the address shown in the Corporation's records; or

     (3) On the date shown on the return receipt, if sent by registered or certified mail, return receipt requested and the receipt is signed by or on behalf of the addressee.

     2.6.3 FACSIMILE. Notice may be given by facsimile to any party who gives written notice to the Corporation of willingness to receive notice by this means. If notice is sent by facsimile, notice shall be deemed to be effective when sent, if sent to the facsimile number maintained in the corporate records.

     2.7 WAIVER OF NOTICE. A director's attendance at or participation in a meeting waives any required notice of the meeting unless the director at the beginning of the meeting, or promptly upon the director's arrival, objects to holding the meeting, or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

     2.8 QUORUM. A majority of the number of directors in office immediately before the meeting begins shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. The affirmative vote of a majority of directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the vote of a greater number of directors is required by law, the Articles of Incorporation or these Bylaws, in which case the contrary provision shall be controlling.

     2.9 REMOVAL. Any director may be removed by the shareholders, with or without cause. A director may be removed by the shareholders only at a meeting called for the purpose of removing the director and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the director.

     2.10 RESIGNATION. A director may resign at any time by delivering written notice to the Board of Directors, its chairman or the Corporation. A resignation is effective when the notice is received, unless the notice specifies a later effective date. Once delivered, a notice of resignation is irrevocable unless revocation is permitted by the Board of Directors. Unless otherwise specified in the notice, the acceptance of such resignation shall not be necessary to make it effective.

     2.11 VACANCIES.

     2.11.1 A vacancy in the Board of Directors shall exist upon the death, resignation or removal of any director.

     2.11.2    Vacancies in the Board of Directors may be filled by:

     (1) The Board of Directors, by the earlier of 60 days after the creation of the vacancy or the annual shareholder meeting. The remaining directors may fill the vacancy by the affirmative vote of a majority of all directors remaining in office.

     (2) The shareholders at an annual or special meeting, if the directors fail to fill the vacancy.

     2.11.3 The shareholders shall elect the additional directors if the number of directors is increased by amendment of these Bylaws.

     2.11.4 A director elected to fill a vacancy by the Board of Directors shall hold office until the next shareholders' meeting at which directors are elected.

     2.11.5 If the Board of Directors accepts the resignation of a director tendered to take effect at a future time, a successor may be elected by the remaining directors to take office when the resignation becomes effective.

     2.12 COMPENSATION. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting or a stated salary as director. No such payments shall prevent any director from servicing the Corporation in any other capacity and receiving compensation for that service.

     2.13 DIRECTORS' ACTION WITHOUT A MEETING. Unless the Articles of Incorporation provide otherwise, any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if all the directors take the action, each one signs a written consent describing the action taken, and the consents are filed with the records of the Corporation. Action taken by consent is effective when the last director signs the consent, unless the consent specifies a different effective date. A signed consent has the effect of a meeting vote and may be so described in any document.

ARTICLE 3.     OFFICERS

     3.1 DESIGNATION. The offices of this Corporation shall be a president and a secretary and shall be appointed by the Board of Directors. The Board of Directors or the president may appoint additional officers or assistant officers, from time to time.

     3.2 TERM. Each officer shall hold office until the earlier of the following:

     3.2.1     That officer's successor is duly appointed;

     3.2.2     That officer's death; or

     3.2.3 That officer resigns or is removed in accordance with the provisions of these Bylaws.

     3.3 REMOVAL. The Board of Directors may remove any officer at any time, with or without cause. The president may remove any officer appointed by the president at any time, with or without cause. Removal of an officer does not affect the contract rights, if any, of the Corporation or the officer.

     3.4 RESIGNATION. An officer may resign at any time by delivering written notice to the Corporation. A resignation is effective when received, unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date if the Board of Directors provides that the successor does not take office until the effective date. Unless otherwise specified in the notice, the acceptance of such resignation shall not be necessary to make it effective.

     3.5 COMPENSATION. The compensation, if any, of all the officers of the Corporation shall be fixed by the president, unless otherwise designated by the Board of Directors.

     3.6 DUTIES. Each officer has the authority and shall perform the duties set forth in these Bylaws and, to the extent consistent with these Bylaws, the duties prescribed by the Board of Directors or by direction of an officer authorized by the Board of Directors to prescribe the duties of other officers.

     3.7  PRESIDENT.

     3.7.1 The president shall be the chief executive officer of the Corporation and shall, subject to the control of the Board of Directors, have the responsibility for the conduct and management of the business and fiscal affairs of the Corporation and the general supervision of the its property, business interests and agents.

     3.7.2 The president or the president's designee shall preside at all meetings of the shareholders and directors, unless otherwise ordered by the Board of Directors.

     3.7.3 The president shall, at the annual meeting of shareholders, make an annual report on the business and fiscal affairs of the Corporation and make such recommendations as the president deems proper.

     3.8  SECRETARY.

     3.8.1 The secretary shall keep or cause to be kept at the principal office, or such other place as the Board of Directors may order, a book of minutes of all meetings of directors and shareholders showing the time and place of the meeting, whether it was a regular or special meeting, and if a special meeting, how authorized, the notice given, the names of those present at directors' meetings, the number of shareholders present or represented at shareholders' meetings and the proceedings at those meetings.

     3.8.2 The secretary shall keep or cause to be kept at the registered office or at the office of the Corporation's transfer agent, a stock transfer book, or a duplicate stock transfer book, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for such shares, and the number and date of cancellation of certificates surrendered for cancellation.

     3.8.3 The secretary shall give or cause to be given notice of the meetings of the shareholders and of the Board of Directors as is required by these Bylaws.

     3.8.4 The secretary shall perform the duties of the treasurer unless a treasurer is appointed by the Board of Directors.

     3.9  TREASURER.

     3.9.1 A treasurer shall perform those duties in connection with the administration of the financial affairs of the Corporation as the president or the Board of Directors may designate.

     3.9.2 If required by the Board of Directors, the treasurer shall give a bond for the faithful discharge of the treasurer's duties in such sums and with such security or surety as the Board of Directors shall determine.

     3.10 VICE PRESIDENT. Each vice president, if any, shall perform the duties that the president or the Board of Directors prescribe. The vice president or, if there is more than one vice president, the vice president designated by the president shall have the same powers as the president in the absence of the president or during the president's disability or inability to act.

ARTICLE 4.     CORPORATE RECORDS - INSPECTION

     4.1 MAINTENANCE OF RECORDS. The Corporation shall maintain adequate and correct books, records and accounts of its business and properties. Except as otherwise provided by law, all of these books, records and accounts shall be kept at its principal office.

     4.2 INSPECTION OF BOOKS AND RECORDS. A shareholder of the Corporation, including the beneficial owner of shares held in a voting trust, is entitled to inspect and copy, during regular business hours at a reasonable location specified by the Corporation, all books, records and accounts of the Corporation if the shareholder gives the Corporation written notice of the shareholder's demand at least five business days before the date on which the shareholder wishes to inspect and copy. The shareholder may inspect and copy such records only if the shareholder's demand is made in good faith and for a proper purpose; the shareholder describes with reasonable particularity the shareholder's purpose and the records the shareholder desires to inspect; and the records are directly connected with the shareholder's purpose.

     4.3 INSPECTION OF BYLAWS AND ARTICLES OF INCORPORATION. A shareholder of the Corporation is entitled to inspect and copy, during regular business hours at the Corporation's principal office, the Articles of Incorporation and all amendments or restatements, the Bylaws and all amendments or restatements and any resolution adopted by the Board of Directors, if the shareholder gives the Corporation written notice of the shareholder's demand at least five business days before the date on which the shareholder wishes to inspect and copy. The Corporation may impose a reasonable charge covering the costs of labor and materials for copies of any documents provided to the shareholder. Such charge may not exceed the estimated cost of production or reproduction of the records.

ARTICLE 5.     INDEMNIFICATION OF DIRECTORS, OFFICERS, AGENTS, AND EMPLOYEES

     5.1 INDEMNIFICATION OF DIRECTORS. Unless otherwise provided in the Articles of Incorporation, the Corporation shall indemnify any individual made a party to a proceeding because the individual is or was a director of the Corporation, against liability incurred in the proceeding, but only if the Corporation has authorized the payment in accordance with ORS 60.404 and a determination has been made in accordance with the procedures set forth in ORS
60.404 that the director met the standards of conduct in Sections 5.1.1-5.1.3.

     5.1.1     STANDARD OF CONDUCT.  The individual shall demonstrate that:

     (1)  The individual conducted himself or herself in good faith; and

     (2) The individual reasonably believed that the individual's conduct was in the best interests of the Corporation, or at least not opposed to its best interests; and

     (3) In the case of any criminal proceeding, the individual had no reasonable cause to believe his or her conduct was unlawful.

     5.1.2 NO INDEMNIFICATION PERMITTED IN CERTAIN CIRCUMSTANCES. The Corporation shall not indemnify a director under this Section 5.1:

     (1) In connection with a proceeding by or in the right of the Corporation in which the director was adjudged liable to the Corporation; or

     (2) In connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in the director's official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by the director.

     5.1.3 INDEMNIFICATION IN DERIVATIVE ACTIONS LIMITED. Indemnification permitted under this Section 5.1 in connection with a proceeding by or in the right of the Corporation is limited to reasonable expenses incurred in connection with the proceeding.

     5.1.4 MANDATORY INDEMNIFICATION. In addition, unless limited by the Articles of Incorporation, the Corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because of being a director of the Corporation against reasonable expenses incurred by the director in connection with the proceeding.

     5.2 ADVANCE FOR EXPENSES OF DIRECTORS. Unless otherwise provided in the Articles of Incorporation, the Corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding, if:

     5.2.1 The director furnishes the Corporation a written affirmation of the director's good faith belief that the director has met the standard of conduct described in Section 5.1;

     5.2.2 The director furnishes the Corporation a written undertaking, executed personally or on the director's behalf, to repay the advance if it is ultimately determined that the director did not meet the standard of conduct (which undertaking must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment); and

     5.2.3 A determination is made that the facts then known to those making the determination would not preclude indemnification under Section 5.1 or ORS 60.387-60.414.

     5.3 INDEMNIFICATION OF OFFICERS, AGENTS, AND EMPLOYEES WHO ARE NOT DIRECTORS. Unless otherwise provided in the Articles of Incorporation, the Board of Directors may indemnify and advance expenses to any officer, employee, or agent of the Corporation, who is not a director of the Corporation, to any extent consistent with public policy, as determined by the general or specific action of the Board of Directors.

ARTICLE 6.     CERTIFICATES FOR SHARES AND THEIR TRANSFER

     6.1  CERTIFICATES FOR SHARES.

     6.1.1 Certificates for shares shall be in such form as the Board of Directors may determine. In addition to any requirements of law, each certificate for shares shall state the following upon its face:

     (1) The name of the Corporation and that it is organized under the laws of Oregon;

     (2)  The name of the persons to whom issued;

     (3) The number and class of shares and the designation of the series, if any, which the certificate represents;

     (4)  The number of the certificate and its date of issuance.

     6.1.2 The certificates shall be signed by the president or a vice president and the secretary or an assistant secretary of the Corporation.

     6.2 TRANSFER ON THE BOOKS. Upon surrender to the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled to that certificate, cancel the old certificate and record the transaction upon its stock transfer books.

     6.3 LOST, STOLEN OR DESTROYED CERTIFICATES. If a new certificate is represented to be lost, stolen or destroyed, a new certificate shall be issued in place of that certificate upon such proof of the loss, theft or destruction and upon the giving of a bond or other security as may be required by the Board of Directors.

     6.4 RECORD DATE. The Board of Directors shall fix the record date to determine shareholders entitled to notice of a meeting to vote at a meeting or take any other action. Such record date shall not be more than 70 days before the meeting or action requiring a determination of shareholders.

ARTICLE 7.     GENERAL PROVISIONS

     7.1 DISTRIBUTIONS. The Board of Directors may authorize, and the Corporation may make, distributions (including dividends on its outstanding shares) in the manner and on the terms and conditions provided by law and in the Corporation's Articles of Incorporation.

     7.2 CORPORATE SEAL. The Board of Directors may provide a corporate seal which may be circular in form and have inscribed thereon any designation including the name of the Corporation, Oregon as the state of incorporation, and the words "Corporate Seal."

     7.3 AMENDMENTS. The Corporation's Board of Directors may amend or repeal the Corporation's Bylaws unless:

     7.3.1 The Articles of Incorporation or the Oregon Business Corporation Act reserves this power exclusively to the shareholders in whole or part; or

     7.3.2 The shareholders in adopting, amending, or repealing a particular Bylaw provide expressly that the Board of Directors may not amend or repeal that Bylaw.

     Adopted this 20th day of January, 1998.



                                             /s/ Thomas W. Palmer
                                             ---------------------------
                                             THOMAS W. PALMER, President